Exhibit 99.1

ENTELLUS MEDICAL ANNOUNCES THIRD QUARTER 2017 FINANCIAL RESULTS

PLYMOUTH, MN. (November 1, 2017) – Entellus Medical, Inc. (NASDAQ: ENTL), a medical technology company focused on delivering less invasive ENT products, today reported its financial results for the quarter ended September 30, 2017.

Recent Highlights and Accomplishments

•	Revenue of $23.3 million in the third quarter of 2017, an increase of 30.5% over same quarter last year, including $3.1 million as a result of the acquisition of Spirox, Inc., which closed on July 13th

•	Announced long-term data at two prominent medical conferences confirming durable relief of nasal obstruction symptoms with the Latera™ implant

•	Trained over 300 physicians in cadaveric training labs and other training sessions at the American Academy of Otolaryngology annual meeting in Chicago

•	Appointed Michael Rosenthal to newly created position of Chief Operating Officer

“We are pleased to report strong third quarter results demonstrating traction with our broadening product platform which provides less invasive treatment options for ENT physicians,” said Robert White, President and Chief Executive Officer of Entellus Medical. “As we enter the final months of 2017, we have considerable momentum driven by balanced performance across our business, accomplishments with our clinical programs and our strengthened leadership team.”

Third Quarter 2017 Financial Results

Revenue for the third quarter increased 30.5% to $23.3 million from $17.9 million during the same period of the prior year. The growth in revenue was attributable to contributions from the acquired Latera product and increased sales of capital products and disposable products, including the XprESS family of products.

Gross margin for the third quarter of 2017, as reported, was 71.9%, compared to 74.0% for the same period in 2016. Excluding the impact of the acquisition-related inventory fair value adjustment, non-GAAP adjusted gross margin, as defined later in this release, was 73.3% for the three-month period ended September 30, 2017. Gross margin was impacted by product mix and continued geographic expansion.

Operating expenses for the third quarter of 2017, as reported, were $34.0 million, an increase of 52.9% compared to $22.2 million for the same period of the prior year. Third quarter 2017 operating expenses included $2.3 million of contingent consideration accretion expense, $1.6 million of transaction and integration expenses, and $2.0 million of amortization expense related to acquired intangible assets. Excluding these amounts, third quarter 2017 non-GAAP adjusted operating expenses, as defined later in this release, totaled $28.2 million, an increase of 27.3% over the year-ago period, primarily due to employee-related expenses from the addition of Spirox operations and further expansion of the company’s sales and corporate staff.

Entellus recorded a special income tax benefit related to the Spirox acquisition, totaling $14.9 million during the third quarter of 2017. This acquisition-related, non-cash income tax benefit primarily related to the net deferred tax liability recorded with the Spirox acquisition, which resulted in the reversal of a previously established deferred tax asset valuation allowance.

Net loss for the quarter ended September 30, 2017 was $3.2 million, or $0.13 per share, compared with a net loss of $9.5 million, or $0.50 per share, for the same period of the prior year. This decrease was primarily the result of the special income tax benefit, partially offset by increased operating expenses, as previously mentioned. Adjusted non-GAAP EBITDA, as defined later in this release, was negative $8.1 million for the three-month period ended September 30, 2017.

Entellus ended the third quarter of 2017 with $51.5 million in cash and cash equivalents and $48.0 million of total debt outstanding, including $40.0 million of term loans and $7.9 million of borrowings under its $10.0 million revolving line of credit.

2017 Financial Outlook

Entellus expects full year 2017 revenue, inclusive of anticipated Spirox revenue from July 13 through year end, to be in a range of $92.0 million to $94.0 million, representing growth of 22% to 25% over 2016 revenue. This compares to our previous annual revenue expectations for 2017 of $91.5 million to $94.5 million and previous growth expectations of 22% to 26%. Excluding the impact of purchase accounting relating to the Spirox acquisition, non-GAAP adjusted combined gross margin, as defined later in this release, is expected to be in a range of 72% to 74% for the full year 2017. Full year 2017 non-GAAP adjusted EBITDA, inclusive of Spirox operations and as defined later in this release, is expected to be in a range of negative $23.0 million to negative $25.0 million. This compares to our previous annual non-GAAP adjusted EBITDA expectations, inclusive of Spirox operations, of negative $22.0 million to negative $26.0 million.

Webcast and Conference Call Information

The Company’s management team will host a corresponding conference call beginning today at 3:30 p.m. CT / 4:30 p.m. ET to discuss financial results and recent business developments. Individuals interested in listening to the conference call may do so by dialing (877) 930-5751 for domestic callers or (253) 336-7277 for international callers, using Conference ID: 99375396. To listen to a live webcast or a replay, please visit the investor relations section of the Entellus Medical website at: www.entellusmedical.com.

About Entellus Medical, Inc.

Entellus is a medical technology company focused on delivering superior patient and physician experiences through products designed for less invasive treatments. Entellus products are used for the treatment of adult and pediatric patients with chronic and recurrent sinusitis, patients with nasal airway obstruction, as well as adult patients with persistent Eustachian tube dysfunction. The Entellus platform of products provides safe, effective and easy-to-use solutions intended to enable treatment of patients in more cost-effective sites of care. Entellus’s product lines including the XprESS™ ENT Dilation System, Latera™ Absorbable Nasal Implant, MiniFESS™ Surgical Instruments, XeroGel Nasal Dressing and FocESS™ Imaging & Navigation combine to enable ENT physicians to conveniently and comfortably perform a broad range of procedures in the most cost effective and efficient site of care. Entellus is committed to broadening its product portfolio with high-quality and purposeful innovations for the global ENT market.

Non-GAAP Financial Measures

To supplement its consolidated financial statements prepared in accordance with United States generally accepted accounting principles (GAAP), Entellus uses certain non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, gross margin, as adjusted and operating expenses, as adjusted. The company’s management believes that the presentation of adjusted EBITDA, adjusted gross margin and adjusted operating expenses provides useful information to investors. These measures may assist investors in evaluating the company’s operations, period over period. The company’s non-GAAP adjusted EBITDA is calculated by adding back to net loss charges for interest, income taxes, depreciation and amortization expenses, non-cash stock-based compensation, acquisition-related expenses consisting of non-cash contingent consideration adjustments associated with business combinations and transaction and integration-related expenses, and non-cash inventory fair value adjustment. The company’s non-GAAP adjusted gross margin is calculated by excluding the recognition of non-cash inventory fair value adjustment in connection with acquisitions, including the Spirox acquisition. The company’s non-GAAP adjusted operating expenses are calculated by excluding acquisition-related expenses and non-cash amortization of intangible assets. Reconciliations of the historical non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. With respect to the company’s 2017 financial guidance regarding non-GAAP adjusted EBITDA and non-GAAP adjusted gross margins, and non-GAAP adjusted operating expenses, the company cannot provide a quantitative reconciliation to the most directly comparable GAAP measure without unreasonable effort due to its inability to make accurate projections and estimates related to certain information needed to calculate some of the adjustments as described above. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP measures and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures are not based on any comprehensive or standard set of accounting rules or principles. Accordingly, the calculation of Entellus’s non-GAAP financial measures may differ from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes. Non-GAAP financial measures should only be used to evaluate the company’s financial results in conjunction with the corresponding GAAP measures.

Forward-Looking Statements

All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of words such as “expect,” “anticipate,” “plan,” “could,” “may,” “intend,” “will,” “continue,” “future,” “outlook,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include Entellus’s financial guidance for full year 2017 and its expectations regarding the near and long-term growth potential of its business. These forward-looking statements are based on the current expectations of Entellus’s management and involve known and unknown risks and uncertainties that may cause Entellus’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, failure to achieve the revenues, cost savings, earnings, growth prospects and any or other synergies expected from the acquisition of Spirox or delays in realization thereof; delays and challenges in integrating Spirox’s business and operations; operating costs and business disruption following the acquisition, including adverse effects on employee retention and on business relationships with third parties, including physicians, providers, distributors and vendors; Entellus’s future operating results and financial performance; adequate levels of coverage or reimbursement for procedures using the company’s products; competition; ability to expand, manage and maintain its direct sales organization and market and sell its products in the United States and internationally; risks and uncertainties involved in its international operations; the compliance of its products and activities with the laws and regulations of the countries in which they are marketed; failure or delay in obtaining FDA or other regulatory approvals or the effect of FDA or other regulatory actions; risk of product recalls, product liability claims and litigation and inadequate insurance coverage relating thereto; and intellectual property disputes. Other factors that could cause actual results to differ materially from those contemplated in this press release can be found under the caption “Risk Factors” in the company’s Securities and Exchange Commission (SEC) reports, including its Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which the company intends to file with the SEC. Entellus undertakes no obligation to update or revise any forward-looking statements, even if subsequent events cause its views to change.

Contact

Lynn Pieper Lewis

415-937-5402

ir@entellusmedical.com

Entellus Medical, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$23,329	$17,880	$64,575	$53,512
Cost of goods sold	6,555	4,648	17,287	13,107

Gross profit	16,774	13,232	47,288	40,405
Gross margin	71.9%	74.0%	73.2%	75.5%
Operating expenses
Selling and marketing	18,457	15,364	49,743	41,857
Research and development	4,653	2,047	8,881	5,832
General and administrative	5,043	4,698	13,964	12,183
Amortization of intangible assets	1,957	109	2,313	111
Acquisition-related expenses	3,865	—	5,059	300

Total operating expenses	33,975	22,218	79,960	60,283

Loss from operations	(17,201)	(8,986)	(32,672)	(19,878)
Other expense, net	(921)	(499)	(1,825)	(1,500)

Loss before income tax expense	(18,122)	(9,485)	(34,497)	(21,378)
Income tax benefit (expense)	14,882	(34)	14,876	(34)

Net loss	$(3,240)	$(9,519)	$(19,621)	$(21,412)

Net loss per share, basic and diluted	$(0.13)	$(0.50)	$(0.87)	$(1.14)

Weighted average common shares used to compute net loss per share, basic and diluted	24,944	18,855	22,595	18,827

Entellus Medical, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$51,452	$21,417
Short-term investments	—	10,845
Accounts receivable, net	18,320	13,556
Inventories	8,618	7,226
Prepaid expenses and other current assets	2,300	1,862

Total current assets	80,690	54,906
Property and equipment, net	8,317	6,487
Intangible assets, net	89,630	9,840
Goodwill	62,772	477
Other non-current assets	427	379

Total assets	$241,836	$72,089

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,821	$2,796
Accrued expenses	12,929	13,005
Current portion of contingent consideration	17,426	—
Line of credit	7,943	—
Current portion of long-term debt	—	9,118

Total current liabilities	42,119	24,919
Long-term liabilities
Long-term debt, less current portion	39,671	10,766
Contingent consideration, net of current portion	35,493	—
Other non-current liabilities	273	959

Total liabilities	117,556	36,644
Total stockholders’ equity	124,280	35,445

Total liabilities and stockholders’ equity	$241,836	$72,089

Entellus Medical, Inc.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net Loss (GAAP)	$(3,240)	$(9,519)	$(19,621)	$(21,412)
Non-GAAP Adjustments
Income tax (benefit) expense	(14,882)	34	(14,876)	34
Interest expense	1,018	562	2,029	1,686
Depreciation and amortization	2,668	585	4,113	1,312

Non-GAAP EBITDA	$(14,436)	$(8,338)	$(28,355)	$(18,380)
Reconciling items impacting EBITDA:
Stock-based compensation expenses	2,171	1,536	5,892	4,060
Acquisition-related expenses (1)	3,865	—	5,059	300
Inventory fair value adjustment (2)	326	42	326	53

Non-GAAP adjusted EBITDA	$(8,074)	$(6,760)	$(17,078)	$(13,967)

(1)	Valuation adjustment of contingent consideration plus transaction and integration costs related to the Spirox (2017) and Xerogel (2016) acquisitions.
(2)	Recognition of inventory fair value adjustment related to the Spirox and XeroGel acquisitions.

Entellus Medical, Inc.

Reconciliation of Gross Margin to Non-GAAP Adjusted Gross Margin

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Gross Profit, as reported	$16,774	$13,232	$47,288	$40,405

Gross Margin, as reported	71.9%	74.0%	73.2%	75.5%

Reconciling items affecting gross margin: Inventory fair value adjustment (1)	326	42	326	53
Non-GAAP adjusted Gross Profit	$17,100	$13,274	$47,614	$40,458

Non-GAAP adjusted gross margin	73.3%	74.2%	73.7%	75.6%

(1)	Recognition of inventory fair value adjustment related to the Spirox (2017) and XeroGel (2016) acquisitions.

Entellus Medical, Inc.

Reconciliation of Operating Expenses to Non-GAAP Adjusted Operating Expenses

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Operating Expenses (GAAP)	$33,975	$22,218	$79,960	$60,283
Non-GAAP Adjustments
Amortization of intangible assets (1)	(1,957)	(109)	(2,313)	(111)
Acquisition-related expenses (2)	(3,865)	—	(5,059)	(300)

Non-GAAP Adjusted Operating Expenses	$28,153	$22,109	$72,588	$59,872

(1)	Amortization of intangible assets acquired in the Spirox (2017) and Xerogel (2016) acquisitions.
(2)	Valuation adjustment of contingent consideration plus transaction and integration costs related to the Spirox and Xerogel acquisitions.